Exhibit 10.28
FIRST AMENDMENT TO
TRIDENT MICROSYSTEMS, INC.

2006 EQUITY INCENTIVE PLAN
          WHEREAS, Trident Microsystems, Inc. (the “Company”) desires to amend the Trident Microsystems, Inc. 2006 Equity Incentive Plan (as amended and in effect, the “Plan”) to (i) increase the aggregate number of shares authorized for issuance under the Plan by 4,000,000 shares of common stock of the Company (the “Plan Amendment”); and
          WHEREAS, on March 31, 2008, subject to stockholder approval, the Board of Directors of the Company approved the Plan Amendment.
          WHEREAS, on May 16, 2008, the stockholders of the Company approved the Plan Amendment;
          NOW THEREFORE, in accordance with Section 18 of the Plan, the Plan is hereby amended as follows:
          1. Section 4.1 of the Plan is hereby amended by deleting such section in its entirety and substituting the following in lieu thereof:
          4.1 Maximum Number of Shares Issuable. Subject to adjustment as provided in Sections 4.2 and 4.3, the maximum aggregate number of shares of Stock that may be issued under the Plan shall be equal to eight million three hundred fifty thousand (8,350,000) shares, and shall consist of authorized but unissued or reacquired shares of Stock or any combination thereof.
          2. Section 5.3(a)(i) of the Plan is hereby amended by deleting such section in its entirety and substituting the following in lieu thereof:
          5.3 Award Limitations.
               (a) Incentive Stock Option Limitations.
                    (i) Maximum Number of Shares Issuable Pursuant to Incentive Stock Options. Subject to adjustment as provided in Section 4.3, the maximum aggregate number of shares of Stock that may be issued under the Plan pursuant to the exercise of Incentive Stock Options shall not exceed eight million three hundred fifty thousand (8,350,000) shares. The maximum aggregate number of shares of Stock that may be issued under the Plan pursuant to all Awards other than Incentive Stock Options shall be the number of shares determined in accordance with Section 4.1, subject to adjustment as provided in Sections 4.2 and 4.3.
          RESOLVED, FURTHER, that except herein above provided, the Plan is hereby ratified, confirmed and approved in all respects.